Petroleum Development Corporation

Second Quarter 2006
Financial and Operating Results
Conference Call

Forward-Looking Statements

This information contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of the company to meet its stated business goals.

Contact Information:

Investor Relations
Petroleum Development Corporation
PO Box 26
103 East Main Street
Bridgeport, West Virginia 26330
P: 304.842.6256
F: 304.842.0913
www.petd.com

Management Representatives on Call

- Petroleum Development – Nasdaq NM: PETD
  - Thomas E. Riley, President
  - Darwin L. Stump, CFO



Highlights

- Revenues and net income reflect lower partnership activity and cost-plus drilling structure
  - Cost-plus results reported net as drilling revenue
  - Lower partnership activity reduces current income but allows more long-term drilling investment
- Total capital expenditures of $34.5 million for 2Q 2006
- Production increased by 23.9% compared to prior second quarter
- Prices mixed from first quarter- oil up, gas down
- July sale of Piceance acreage for $354 million

Revenue



$ Millions
400
350
300
250
200
150
100
50
0
2001
2002
2003
2004
2005
2006 (6 mos)
2005
2006
Year
2nd Quarter

- Q2 Revenue of $63.0 million
  - $81.1 million in 2005
  - Cost- plus drilling
  - Increased company drilling
- Strong oil and gas sales
  - Up 26.6% from 2005
  - Six months sales up 40.5%
- Revenue reflects reporting of partnership cost-plus drilling contracts net in revenues
- Remaining turn-key contracts report revenues and expenses separately

Net Income



$ Millions
50
40
30
20
10
0
2001
2002
2003
2004
2005
2006 (6 mos)
2005
2006
Year
2nd Quarter

- Q2 Net Income of $7.6 million
  - $10.4 million in 2005
- $0.47 EPS compared to $0.63 in 2005 (diluted)
  - Year to date $1.20 vs. $1.27
- Includes unrealized derivative gains of $1.4 million pre-tax
- Lower partnership drilling and increased PDC drilling result in lower short-term/increased long-term earnings

Adjusted Cash Flow



$ Millions
80
70
60
50
40
30
20
10
0
2001
2002
2003
2004
2005
2006 (6 mos)
2005
2006
Year
2nd Quarter

- Second quarter 2006 Adjusted Cash Flow of $14.1 million
- Adjusted Cash Flow is income before deferred income taxes, depreciation, depletion and amortization, and unrealized derivative gains or losses
- Management believes Adjusted Cash Flow is a useful measure in estimating the value of the Company's operations

Q2 2006 Operating Highlights

- Production 4.17 Bcfe, up 23.9% compared to second quarter 2005
  - Six months production up 17.7% to 7.85 Bcfe compared to 6.67 Bcfe in 2005
- Rocky Mountain Region production increased 33.1% compared to prior year second quarter
- Production results reflect increased drilling investment by Company
- 41 wells drilled in Q2 2006
  - 21 successful wells in Wattenberg field, 1 dry hole
  - 8 successful wells in the Piceance Basin
  - Participated in 1 Nesson well in North Dakota (Non-operated)
- 15 additional Codell/Niobrara recompletions
- Sale of portion of Piceance lease position in July for $354 million

Production


Bcfe
14
12
10
8
6
4
2
0
2000
2001
2002
2003
2004
2005
2006 (6 mos)
2005
2006
Year
2nd Quarter

- Q2 2006 production of 4.17 Bcfe
  - 74% natural gas
- Reflects impact of investment activities
  - Partnership investment
  - Recompletions
  - Company drilling
- Wells turned in-line during the Q2 2006
  - 17 Partnership Wells (PDC 20%-30% interest)
  - 14 Recompletions (PDC 100% interest)
  - 28 Non-partnership wells (PDC approximately 100% interest)
  - 6 non-operated wells, 4 in NECO, 2 in NESSON, North Dakota

Grand Valley Field Leases Sold


5S/96W
5S/95W
6S/97W
6S/96W
7S/97W
7S/96W
Acreage Sold

- Sold approximately 8,700 acres (100% working interest)
  - Puckett Land Company- 2,300 acres
  - Chevron Shale Oil Company- 6,400
- Included only undeveloped acreage
  - No producing properties included
  - Minimal impact on PDC's proved reserves
- Sale price of $354 million

Grand Valley Field Future Opportunities


5S/96W
5S/95W
6S/97W
6S/96W
7S/97W
7S/96W
Acreage Retained

- Retained approximately 475 undrilled 10 acre locations for future development
- Provide substantial opportunity for company and partnerships for coming years
- Retained all producing properties
- Most proved locations from 2006 reserve report that have not been drilled were retained

Objectives of Sale

- Increase shareholder value
  - Value of undeveloped lease position was not being recognized by market
    - Recent transactions by Berry and others provided indication of value
  - Monetize value of "far future" undeveloped leases
  - Retain sufficient locations for Company and partnership activities (more than 10 years at 2005 development rate)
  - Utilize proceeds to deliver unrecognized value to shareholders

Planned Uses of Proceeds

- Uses of proceeds
  - Continue and accelerate development of Grand Valley and other drilling areas
  - Continue stock repurchase program
  - Identify and acquire producing properties
  - Add to lease positions in promising new areas and in other areas of operations

Rocky Mountain Prospect Areas


Sweetwater Project
Nebraska
Wyoming
Wattenberg Field
Grand Valley Field
NECO Properties
Colorado

Bakken Shale, North Dakota


Bakken
Shale
And
Nesson
North Dakota
Montana
South Dakota

Rockies Exploration Opportunities

- North Dakota (oil and gas)
  - Bakken Shale
  - 9,000’ – 11,000’ vertical plus 9,000’ horizontal
  - 40,000 acres lease
  - Nesson Formation
  - 6,000’ vertical plus 8,000’ – 12,000’ multi-leg horizontal
  - Approximately 30,000 acres under lease
- Southern Wyoming (gas)
  - Lance, Lewis, Fox Hills, Almond, Mesaverde
  - 8,000’ to 13,000’
  - Approximately 27,000 acres
- NECO/Kansas
  - Niobrara
  - 2,000’
  - 60,000 acres

Sustaining Growth

- The market for partnership interests in oil and gas wells is at record levels
  - $100 million offering on the street for August 31 planned close
  - Increasing PDC interest to 37%, cost plus contracts
- Second Quarter drilling was largely PDC wells (approx. 100% WI). 41 wells spudded in 2nd Quarter
- Successful efforts continue in North Dakota Bakken shale
  - Third well just completed, cleaning up after frac
- Company has contracted for two additional rigs for North Dakota and other deeper prospects
- Strong balance sheet allows ample funding for additional acquisitions and development

2006 Drilling Plans

- Rockies: Plan drilling primarily in Wattenberg and Piceance
  - Partnership funds split between areas
  - PDC will have a 37% interest in 2006 partnership (up from 30% interest in last 2005 partnership)
- 2 or more Bakken exploratory tests in 2nd half of 2006. Additional exploratory and development wells planned pending successful results of initial test wells
- Additional Nesson horizontal wells to be drilled in 2nd half of 2006. PDC non-operated and operated interest ranging from 15-100%.
- New area tests on NECO properties
  - 3-D seismic shot and being evaluated to identify additional opportunities
- Evaluation of Anadarko acreage underway

Petroleum Development Corporation

NASDAQ: PETD

